Exhibit 99.1

Investor Relations

(212) 479-3195

Newcastle Completes Acquisition of Dow Jones Local Media Group & Plans to Restructure GateHouse Debt;

Conference Call at 2:30 pm ET Today, September 4, 2013

NEW YORK – (BUSINESS WIRE) – September 4, 2013 – Newcastle Investment Corp. (NYSE: NCT, “Newcastle” or the “Company”) announced today that it has acquired Dow Jones Local Media Group (“Local Media Group”) from News Corp for $87 million. The Company made a total equity investment of $54 million, including transaction expenses, and financed the remainder of the purchase price with $33 million of debt.

Local Media Group operates 33 local publications, including 8 daily and 15 weekly newspapers, in 7 states. Many of these publications have been providing vital local content to their communities for over 75 years.

The Local Media Group operations will be managed by GateHouse Media, Inc. (“GateHouse”), one of the largest publishers of locally based print and online media in the United States with a portfolio of products that includes over 400 community publications and approximately 350 related websites. GateHouse is an affiliate of Fortress Investment Group, Newcastle’s manager.

Newcastle, which owns approximately 52% of GateHouse’s $1.2 billion of debt, also announced that it has entered into an agreement with other creditors related to a potential restructuring of GateHouse pursuant to a prepackaged plan of reorganization under chapter 11 of title 11 of the United States Code. Newcastle expects to convert its debt position into equity of GateHouse, and the other creditors will have the option to convert their positions into either equity or cash at a price of 40% of par.

Presentation and Conference Call

Further information regarding the Local Media Group acquisition and the restructuring of GateHouse will be provided in a presentation to be posted in the Investor Relations section of Newcastle’s website, www.newcastleinv.com.

In addition, the Company will host a conference call at 2:30 P.M. Eastern Time today to discuss these developments. All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-888-243-2046 (from within the U.S.) or 1-706-679-1533 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Newcastle Investor Update Conference Call.”

A telephonic replay of the conference call will also be available approximately two hours following the completion of the call through 11:59 P.M. Eastern Time on Wednesday, September 11, 2013 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference Conference ID “52659023”.

ABOUT NEWCASTLE

Newcastle focuses on opportunistically investing in, and actively managing, real estate related assets and primarily invests in two distinct areas: (1) Senior Housing Assets and (2) Real Estate & Other Debt. Newcastle is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm.

FORWARD-LOOKING STATEMENTS

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the potential restructuring of GateHouse. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. Newcastle can give no assurance that its expectations will be attained. A restructuring would be subject to the bankruptcy court process, including the requirement to obtain certain approvals. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Such forward-looking statements speak only as of the date of this press release. Newcastle expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Source: Newcastle Investment Corp.

Newcastle Investment Corp.

Investor Relations

212-479-3195